Exhibit 99.1
First Potomac Realty Trust Announces Public Offering of 10,000,000 Common Shares
BETHESDA, Md.— (BUSINESS WIRE) — First Potomac Realty Trust (NYSE: FPO) (“First Potomac”) today announced it has commenced an underwritten public offering of 10,000,000 common shares of beneficial interest pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. All of the shares will be offered by the Company. First Potomac also expects to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 shares to cover over-allotments, if any.
KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. BMO Capital Markets Corp. and Raymond James & Associates, Inc. are acting as co-lead managers.
First Potomac expects to use the net proceeds of this offering to repay a portion of the balance outstanding under its unsecured revolving credit facility, to fund the acquisition of properties, and for working capital and general corporate purposes.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any common shares, nor shall there be any sale of such common shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering will be made only by means of a prospectus supplement and the accompanying prospectus, copies of which, when available, may be obtained by contacting KeyBanc Capital Markets, Attn: Prospectus Delivery Department, 127 Public Square, 6th Floor Cleveland, OH 44114 (or telephone: 216-689-0421); Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152 (e-mail: cmclientsupport@wellsfargo.com or telephone: 800-326-5897); or Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, NY 10014 (email: prospectus@morganstanley.com or telephone: 866-718-1649).
About First Potomac Realty Trust
First Potomac Realty Trust is a self-managed, self-administered real estate investment trust that focuses on owning, operating, developing and redeveloping office and industrial properties in the greater Washington, D.C. metropolitan area. The Company’s portfolio totals approximately 12 million square feet. The Company’s largest tenant is the U.S. Government, which along with government contractors, accounts for over 20% of the Company’s revenue.
First Potomac Realty Trust’s press releases are available by contacting the Company at (301) 986-9200.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.